MASTER CUSTODY AGREEMENT

EXHIBIT A

The following is a list of the Investment Companies and their respective Series for which the Custodian shall serve under the Master Custody Agreement dated as of February 16, 1996.

INVESTMENT COMPANY	ORGANIZATION	SERIES --- (if applicable)

Franklin California Tax-Free Income Fund	Delaware Statutory Trust
Franklin California Tax-Free Trust	Delaware Statutory Trust	Franklin California Insured Tax-Free Income Fund Franklin California Intermediate-Term Tax-Free Income Fund Franklin California Tax-Exempt Money Fund

Franklin Custodian Funds	Delaware Statutory Trust	Franklin Dynatech Fund Franklin Growth Fund Franklin Income Fund Franklin U.S. Government Securities Fund Franklin Utilities Fund

Franklin Federal Tax-Free Income Fund	Delaware Statutory Trust
Franklin Floating Rate Master Trust	Delaware Statutory Trust	Franklin Floating Rate Master Series

Franklin Global Trust	Delaware Statutory Trust

Franklin Global Real Estate Fund

Franklin International Growth Fund

Franklin International Small Cap Growth Fund

Franklin Large Cap Equity Fund

Franklin Templeton Emerging Market Debt

Opportunities Fund

INVESTMENT COMPANY	ORGANIZATION	SERIES --- (if applicable)

Franklin Gold and Precious Metals Fund	Delaware Statutory Trust
Franklin High Income Trust	Delaware Statutory Trust	Franklin High Income Fund
Franklin Investors Securities Trust	Delaware Statutory Trust

Franklin Adjustable U.S. Government Securities Fund

Franklin Balanced Fund

Franklin Convertible Securities Fund

Franklin Equity Income Fund

Franklin Floating Rate Daily Access Fund

Franklin Limited Maturity U.S. Govt Securities Fund

Franklin Low Duration Total Return Fund

Franklin Real Return Fund

Franklin Total Return Fund

Franklin Managed Trust	Delaware Statutory Trust	Franklin Rising Dividends Fund
Franklin Money Fund	Delaware Statutory Trust

Franklin Municipal Securities Trust	Delaware Statutory Trust	Franklin California High Yield Municipal Fund Franklin Tennessee Municipal Bond Fund

Franklin Mutual Series Funds	Delaware Statutory Trust	Mutual Beacon Fund Mutual European Fund Mutual Financial Services Fund Mutual Global Discovery Fund Mutual International Fund Mutual Quest Fund Mutual Shares Fund

INVESTMENT COMPANY	ORGANIZATION	SERIES --- (if applicable)

Franklin New York Tax-Free Income Fund	Delaware Statutory Trust
Franklin New York Tax-Free Trust	Delaware Statutory Trust	Franklin New York Insured Tax-Free Income Fund Franklin New York Intermediate-Term Tax-Free Income Fund
Franklin Real Estate Securities Trust	Delaware Statutory Trust	Franklin Real Estate Securities Fund
Franklin Strategic Mortgage Portfolio	Delaware Statutory Trust
Franklin Strategic Series	Delaware Statutory Trust

Franklin Biotechnology Discovery Fund

Franklin Flex Cap Growth Fund

Franklin Focused Core Equity Fund

Franklin Growth Opportunities Fund

Franklin Natural Resources Fund

Franklin Small Cap Growth Fund

Franklin Small-Mid Cap Growth Fund

Franklin Strategic Income Fund

Franklin Tax-Exempt Money Fund	Delaware Statutory Trust

INVESTMENT COMPANY	ORGANIZATION	SERIES --- (if applicable)

Franklin Tax-Free Trust	Delaware Statutory Trust

Franklin Alabama Tax-Free Income Fund

Franklin Arizona Tax-Free Income Fund

Franklin Colorado Tax-Free Income Fund

Franklin Connecticut Tax-Free Income Fund

Franklin Double Tax-Free Income Fund

Franklin Federal Intermediate-Term Tax-Free

Income Fund

Franklin Federal Limited-Term Tax-Free Income Fund

Franklin Florida Tax-Free Income Fund

Franklin Georgia Tax-Free Income Fund

Franklin High Yield Tax-Free Income Fund

Franklin Insured Tax-Free Income Fund

Franklin Kentucky Tax-Free Income Fund

Franklin Louisiana Tax-Free Income Fund

Franklin Maryland Tax-Free Income Fund

Franklin Massachusetts Tax-Free Income Fund

Franklin Michigan Tax-Free Income Fund

Franklin Minnesota Tax-Free Income Fund

Franklin Missouri Tax-Free Income Fund

Franklin New Jersey Tax-Free Income Fund

Franklin North Carolina Tax-Free Income Fund

Franklin Ohio Tax-Free Income Fund

Franklin Oregon Tax-Free Income Fund

Franklin Pennsylvania Tax-Free Income Fund

Franklin Virginia Tax-Free Income Fund

INVESTMENT COMPANY	ORGANIZATION	SERIES --- (if applicable)

Franklin Templeton Fund Allocator Series	Delaware Statutory Trust

Franklin Templeton Conservative Target Fund

Franklin Templeton Corefolio Allocation Fund

Franklin Templeton Founding Funds Allocation Fund

Franklin Templeton Growth Target Fund

Franklin Templeton Moderate Target Fund

Franklin Templeton Perspectives Allocation Fund

Franklin Templeton 2015 Retirement Target Fund

Franklin Templeton 2025 Retirement Target Fund

Franklin Templeton 2035 Retirement Target Fund

Franklin Templeton 2045 Retirement Target Fund

Franklin Templeton International Trust	Delaware Statutory Trust	Franklin India Growth Fund

Franklin Templeton Money Fund Trust	Delaware Statutory Trust	Franklin Templeton Money Fund
Franklin Templeton Variable Insurance Products Trust	Delaware Statutory Trust

Franklin Flex Cap Growth Securities Fund

Franklin Global Real Estate Securities Fund

Franklin Growth and Income Securities Fund

Franklin High Income Securities Fund

Franklin Income Securities Fund

Franklin Large Cap Growth Securities Fund

Franklin Large Cap Value Securities Fund

Franklin Rising Dividends Securities Fund

Franklin Small-Mid Cap Growth Securities Fund

Franklin Small Cap Value Securities Fund

Franklin Strategic Income Securities Fund

Franklin Templeton VIP Founding Funds

Allocation Fund

Franklin U.S. Government Fund

Franklin Zero Coupon Fund – 2010

INVESTMENT COMPANY	ORGANIZATION	SERIES --- (if applicable)

Franklin Templeton Variable Insurance Products Trust (continued)		Mutual Global Discovery Securities Fund Mutual International Securities Fund Mutual Shares Securities Fund Templeton Global Bond Securities Fund

Franklin Value Investors Trust	Massachusetts Business Trust	Franklin All Cap Value Fund Franklin Balance Sheet Investment Fund Franklin Large Cap Value Fund Franklin MicroCap Value Fund Franklin MidCap Value Fund Franklin Small Cap Value Fund
Institutional Fiduciary Trust	Delaware Statutory Trust	Money Market Portfolio
The Money Market Portfolios	Delaware Statutory Trust	The Money Market Portfolio
Templeton Global Investment Trust	Delaware Statutory Trust	Templeton Income Fund
Templeton Income Trust	Delaware Statutory Trust	Templeton Global Total Return Fund Templeton International Bond Fund
CLOSED END FUNDS:
Franklin Mutual Recovery Fund	Delaware Statutory Trust
Franklin Templeton Limited Duration Income Trust	Delaware Statutory Trust
Franklin Universal Trust	Massachusetts Business Trust